Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Hersha Hospitality Trust of our report dated March 8, 2007 relating to financial statements of Mystic Partners, LLC and Subsidiaries, which appears in the Hersha Hospitality Trust Annual Report on Form 10-K/A for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
November 2, 2007